SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported):  September 11, 1995




                              THE LORI CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation



                 1-6081                                 36-23262248
         ----------------------                      -----------------
         Commission File Number                       I.R.S. Employer
                               Identification No.




  500 Central Avenue, Northfield, IL                                60093
 --------------------------------------                           --------
 Address of principal executive offices                           Zip Code

 Registrant's telephone number, including area code:   (708) 441-7300


                                 Not Applicable
 ------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item  5.          Other Events

                  On September 11, 1995, the Lori Corporation ("Lori" or the "Registrant") signed a stock purchase agreement to participate in the acquisition of one hundred percent of the capital stock of Spectrum Global Services, Inc. d/b/a YIELD Global ("YIELD"), a wholly owned subsidiary of Spectrum Information Technologies, Inc. ("SIT"), for cash of approximately $6 million. YIELD provides telecommunications and computer technical staffing services worldwide to Fortune 1000 companies and maintains an extensive, global database of technical specialists, with an emphasis on wireless communications capability.

                  The acquisition of YIELD, is subject to approval of the bankruptcy court in which SIT's chapter 11 petition is pending.

                  Effective July 4, 1995, Lori and ARTRA entered into an employment or consulting services agreement with certain individuals to manage Lori's entry into and development of the telecommunications and computer technical staffing services business.

                  ARTRA GROUP Incorporated through its wholly-owned subsidiary Fill-Mor Holding Inc. currently owns 62.6% of Lori.



Item  7.          Exhibits
                  --------


                  10.1 STOCK PURCHASE AGREEMENT, Dated September 11, 1995 by and Among Spectrum Technologies, Inc., The Lori Corporation, Comforce Corp.; ARTRA Group Incorporated, Peter R. Harvey, Marc L. Werner, James L. Paterek, Michael Ferrentino, and Christopher P. Franco.

                  10.2. Letter Agreement dated June 29, 1995, regarding employment or consulting services between The Lori Corporation, ARTRA Group Incorporated, James L. Paterek, Michael Ferrentino, and Christopher P. Franco.

                  99.1   Press Release dated September 11, 1995

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                                              THE LORI CORPORATION
                                              --------------------
                                                   Registrant







Dated:   October 11, 1995                      JAMES D. DOERING
                                    ------------------------------------------
                                    Vice President and Chief Financial Officer